UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.	Other Events.

On April 3, 2020, Citi Trends, Inc. (the “Company”) announced that due to circumstances and uncertainty surrounding the effects of the outbreak of the coronavirus (COVID-19) on the Company as described below, the Company has determined that it will delay the filing of its annual report on Form 10-K for the fiscal year ended February 1, 2020 (the “Annual Report”) by up to 45 days in accordance with the SEC’s March 25, 2020 Order (Release No. 34-88465) (the “Order”). The Order allows for the delay of certain filings required under the Securities and Exchange Act of 1934, as amended.

The Company’s operations and business have experienced disruptions due to the unprecedented conditions surrounding the spread of COVID-19 throughout the United States. These disruptions include office closures and the availability of key Company personnel required to prepare the Annual Report due to suggested, and mandated, social quarantining and work from home orders. Due to these disruptions, the Company is unable to timely prepare and review the Annual Report. The Company anticipates that it will file its Annual Report by no later than May 29, 2020, 45 days after the original due date of its Annual Report.

In addition, the Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended February 2, 2019 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, with the following risk factor:

“Our financial and operating performance may be materially and adversely affected by the outbreak of the novel coronavirus (“COVID-19”).

The recent outbreak of COVID-19 in the U.S. has had an unfavorable impact on our business operations. Mandatory closures of businesses imposed by the federal, state and local governments to control the spread of the virus is disrupting the operations of our management, business and finance teams. In response to COVID-19, the Company temporarily closed all of its retail stores and distribution facilities as of March 20, 2020. We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact on our business and our consolidated financial results. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations, financial condition and liquidity may be materially and adversely affected as a result of a prolonged closure of some or all of our retail stores and distribution facilities, disruptions in our supply chain and with our transportation providers, slowdown in consumer spending and other factors that we cannot foresee. The extent to which COVID-19 will impact our business and our consolidated financial results will depend on future developments which are highly uncertain and cannot be predicted.”

Forward-Looking Statements

All statements other than historical facts contained in this news release are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in the Company’s filings with the Securities and Exchange Commission, including those set forth under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 2, 2019. These risks and uncertainties include, but are not limited to, potential risks and uncertainties relating to the ultimate geographic spread of the coronavirus (COVID-19), the severity of the disease, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, the potential negative impacts of COVID-19 on the global economy and foreign sourcing and the impacts of COVID-19 on the Company's financial condition and business operation. Any forward-looking statements by the Company are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: April 3, 2020	By:	/s/ David N. Makuen
	Name:	David N. Makuen
	Title:	Chief Executive Officer